EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (Form S-8) pertaining to the Amended and Restated 1999 Stock Option Plan, the 2001 Milestone Stock Option Plan, and the Non-Qualified Stock Option Agreement of our report dated March 28, 2006, with respect to the consolidated financial statements of Alpha Innotech Corp. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.


/s/ Rowbotham & Company LLP

San Francisco, California
April 6, 2006